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                                                                  EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Voice Control Systems, Inc.
Dallas, Texas

        We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19309), pertaining to the Voice Processing Corporation 1989 Stock Plan and the Voice Processing Corporation 1996 Stock
Plan of our report dated February 22, 1997, relating to the financial statements of Voice Control Systems, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.


                                        /s/ BDO SEIDMAN, LLP
                                        ------------------------------------

Dallas, Texas
March 28, 1997